As filed with the Securities and Exchange Commission on September      , 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

STET HELLAS TELECOMMUNICATIONS S.A.

(Exact Name of Registrant as Specified in Its Charter)

The Hellenic Republic (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

66 Kifissias Avenue
15125 Maroussi
Athens
Greece
(Address of Principal Executive Offices, Including Zip Code)

STET Hellas A.E.B.E. 2000 Second Stock Option Plan
(Full Title of the Plan)

CT Corporation System 111 Eighth Avenue, 13th Floor New York, NY 10011 (212) 624 7666 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Please send copies of all communications to: John W. Connolly III Clifford Chance Limited Liability Partnership 10 Upper Bank Street Canary Wharf London, E14 5JJ, England +44 (0)20 7006 1000

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title Of Each Class Of	To Be	Offering Price Per	Aggregate Offering	Registration
Securities To Be Registered	Registered(2)	Share(3)	Price(3)	Fee

Ordinary Shares(1)	1,000,000	$12.53	$12,532,000	$1,014

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(1)	American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable on deposit of the Ordinary Shares, nominal value €1.52 each (the “Ordinary Shares”), of STET Hellas Telecommunications S.A. (the “Registrant”) have been registered pursuant to a separate Registration Statement on Form F-6 (No. 333-14166) filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2002. Each American Depositary Share represents 1 Ordinary Share.

(2)	The number of Ordinary Shares being registered represents the estimated maximum aggregate number issuable to employees pursuant to the STET Hellas A.E.B.E. 2000 Second Stock Option Plan, (the “Plan”).

(3)	In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated pursuant to Rule 457(c). The proposed maximum offering price per share of $12.532 has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $12,532,000.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.3 - MINUTES AND REGULATION OF PLAN
EXHIBIT 5.1 - OPINION OF M & P BERNITSAS
EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     We will send or give the document containing the information specified in Part 1 of Form S-8 to each employee who is eligible to participate in the STET Hellas A.E.B.E 2000 Second Stock Option Plan in accordance with Rule 428(b)(i) under the United States Securities Act, as amended (the “Securities Act”). Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     We will provide, without charge, to each participant in the STET Hellas A.E.B.E. 2000 Second Stock Option Plan, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and any other documents required to be delivered to eligible employees pursuant to Rule 428(b). Requests should be directed to Ruggero Caterini; STET Hellas Telecommunications S.A., 66 Kifissias Avenue, 15125 Maroussi, Athens, Greece. Our telephone number is (30-210) 615-8000.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, that have been filed with or furnished to the Commission by the Registrant, are incorporated herein by reference and made a part hereof:

     (a)  the Registrant’s Annual Report on Form 20-F filed with the Commission on May 30, 2003 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

     (b)  the Registrant’s Special Reports on Form 6-K dated January 15, 2003, February 5, 2003, February 20, 2003, March 4, 2003 April 4, 2003, April 16, 2003, April 30, 2003, May 20, 2003, July 23, 2003 and July 31, 2003.

     All documents that we file in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, that indicates that all securities covered by this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date of filing of those documents.

     Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

STET Hellas Telecommunications S.A.
66 Kifissias Avenue
15125 Maroussi
Athens
Greece
(30-210) 615-8000

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Our Articles of Association do not contain any provisions under which members of the Board of Directors or our executive officers will be indemnified in any manner against any liability which they may incur in such capacities. However, Article 20 of our Articles of Association provides that:

•	the responsibilities of the members of the Board of Directors for the administration of the company expires every year after the approval of the annual financial statements by the Ordinary General Meeting of Shareholders;

•	the members of the Board of Directors have no personal liability to third parties of the shareholders for the fulfilment of their duties; and

•	the members of the Board of Directors are liable only to the company for acts or omissions associated with the administration of the company.

     Under Greek law, no such discharge applies, however, where damages caused to the company are determined to be caused through the fault of one or more directors who cannot show that they exercised prudent care in the exercise of their duties and obligations as directors.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following documents are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference to Exhibit 1.2 of our annual report on Form 20-F (Commission No.O-29726) for the year ended December 31, 2002 filed with the Commission on May 30, 2003).

4.2	Deposit Agreement dated as of December 13, 2001 as amended and restated effective as of February 8, 2002, among the Registrant and The Bank of New York, as Depositary and Holders of the American Depositary Receipts (incorporated by reference to Exhibit a(2) of our registration statement on Form F-6 (Commission File No. 33-14166) filed with the Commission on February 1, 2002), including form of American Depositary Receipts.

4.3	Minutes of the Extraordinary General Assembly of the Shareholders on December 11, 2000 adopting the STET Hellas A.E.B.E. 2000 Second Stock Option Plan and Regulation of the STET Hellas Stock Option Plan.

5.1	Opinion of M & P Bernitsas as to the validity of the ordinary shares.

23.1	Consent of Ernst & Young, independent auditors.

23.2	Consent of M & P Bernitsas (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, STET Hellas Telecommunications S.A., an anonymos etairia (corporation) incorporated under the laws of The Hellenic Republic, Greece, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on September 12, 2003.

STET Hellas Telecommunications S.A.

By:	/s/ Nikolaos Varsakis

Nikolaos Varsakis Managing Director

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 12, 2003. Each person whose signature appears below hereby constitutes and appoints Nikolaos Varsakis and Ruggero Caterini, or either of them acting alone, his or her true and lawful attorney-in-fact and agent, in each case with full power of substitution and resubstitution, for him or her in his or her name and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1993, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Nikolaos Varsakis Nikolaos Varsakis	Managing Director (Principal Executive Officer)	Sep. 12th, 2003

/s/ Ruggero Caterini Ruggero Caterini	Finance Director (Principal Financial Officer)	Sep. 12th, 2003

/s/ Stylianos Argyros Stylianos Argyros	Non-Executive Chairman	Sep. 12th, 2003

/s/ Stefano Rossi Stefano Rossi	Non-Executive Director	Sep. 12th, 2003

/s/ Giuseppe Roberto Opilio Giuseppe Roberto Opilio	Non-Executive Director	Sep. 12th, 2003

/s/ Elisabetta Ripa Elisabetta Ripa	Non-Executive Director	Sep. 12th, 2003

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States	Sep. 12th, 2003

     Pursuant to the requirements of the Securities of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece, on September 12, 2003.

STET Hellas A.E.B.E. 2000 Second Stock Option Plan

By:	/s/ Nikolaos Versakis

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference to Exhibit 1.2 of our annual report on Form 20-F (Commission No.O-29726) for the year ended December 31, 2002 filed with the Commission on May 30, 2003).

4.2	Deposit Agreement dated as of December 13, 2001 as amended and restated effective as of February 8, 2002 among the Registrant and The Bank of New York, as Depositary and Holders of the American Depositary Receipts (incorporated by reference to Exhibit a(2) of our registration statement on Form F-6 (Commission File No. 33-14166) filed with the Commission on February 1, 2002), including form of American Depositary Receipts.

4.3	Minutes of the Extraordinary General Assembly of the Shareholders on December 11, 2000 adopting the STET Hellas A.E.B.E. 2000 Second Stock Option Plan and Regulation of the STET Hellas Stock Option Plan.

5.1	Opinion of M & P Bernitsas as to the validity of the ordinary shares.

23.1	Consent of Ernst & Young, independent auditors.

23.2	Consent of M & P Bernitsas (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).